Exhibit 99.1

Investor Contact: Michelle D. Esterman Chief Financial Officer +352 2469 7950 Michelle.Esterman@Altisource.lu	Press Contact: Barbara L. Goose Global Chief Marketing Officer 617.728.5501 Barbara.Goose@Altisource.com

William C. Erbey Stepping Down as Chairman of Altisource’s Board of Directors and

Timo Vättö Appointed as Chairman of the Board

LUXEMBOURG, December 22, 2014 — Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (Nasdaq:ASPS) today announced that William C. Erbey, 65, is stepping down from his position as Director and Chairman of the Board of Directors of Altisource and that Timo Vättö, 50, has been appointed as Chairman, effective January 16, 2015.  Mr. Erbey, who served as Director and Chairman of Altisource since August 2009, continues to be Altisource’s largest shareholder, and stepped down in connection with the Consent Order entered into by Ocwen Financial Corporation with the New York Department of Financial Services.

William C. Erbey said, “It has been a privilege and an honor to serve as Chairman of Altisource. As an organization, we have always valued succession planning and developing an extremely strong Board of Directors and leadership team. I leave Altisource well positioned to execute on its vision to be a premier real estate and mortgage marketplace.”

Altisource Chief Executive Officer William B. Shepro said, “Having worked with Bill for over 17 years, I am incredibly grateful for the leadership and mentorship he has provided to Altisource’s employees and me personally.  We are very appreciative of Bill’s contributions and inspiration during his tenure as the Chairman of our Board.”

Mr. Shepro continued, “Timo has been a strong contributor to our Board of Directors, providing guidance and lending experience that has shaped our Company.  His knowledge of the business and emphasis on expanding our customer-centric approach to building a diversified client base to support long-term growth provide us with a clear path forward and the leadership we need to successfully execute.”

Timo Vättö said, “It has been a pleasure to work under Bill’s Chairmanship since the inception of Altisource. I am looking forward to working with the Board, Bill Shepro and the leadership team to help guide and grow the Company.”

Mr. Vättö has been a member of the Altisource Board of Directors since August 2009 and has served as Lead Independent Director since May 2014. He will continue to serve as a member and Chairman of the Compensation Committee, a member of the Audit Committee, a member of the Nomination/Governance Committee and a member of the Compliance Committee.  Mr. Vättö possesses extensive experience in advisory, financial services and corporate governance. He is the founder and owner of an international independent advisory boutique firm established in 2008 focusing on strategy, M&A and financing. Mr. Vättö also serves as a Director or Chairman of the Board on three private company boards. Prior to 2008, Mr. Vättö was employed by Citigroup for almost twenty years in senior client coverage and business leadership roles in Corporate and Investment Banking. He also served as a member of the Board and a member of the Audit Committee of Citigroup’s Swiss Wealth Management business. Mr. Vättö holds a Master of Science, Economics and Business Administration, from the University of Tampere (Finland).

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

About Altisource®

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. Altisource leverages proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Altisource has been named to Fortune’s fastest growing global companies two years in a row. Additional information is available at www.Altisource.com.

Source: Altisource

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